EXHIBIT 99.1

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News Release         Ashland Logo



                                  FOR ADDITIONAL INFORMATION:
                                  Media Relations:      Investor Relations:
                                  Jim Vitak             Dean Doza
                                  (614) 790-3715        (859) 815-4454
                                  jevitak@ashland.com   lddoza@ashland.com

                                  FOR IMMEDIATE RELEASE:
                                  October 30, 2006


ASHLAND INC. TO ACQUIRE NORTHWEST COATINGS

Covington, Ky. - Ashland Inc. (NYSE: ASH) announced today that it signed a definitive agreement on Friday, Oct. 27, to purchase the assets of Northwest Coatings of Oak Creek, Wis., a formulator and manufacturer of adhesives and coatings employing ultraviolet and electron beam (UV/EB) polymerization technologies. Northwest Coatings is a holding of Caltius Equity Partners. The transaction, which includes production facilities in Milwaukee, Wis., and Greensboro, N.C., is valued at approximately $72 million. Trailing 12-month sales of Northwest Coatings are nearly $40 million.

     "This is an important acquisition for us in a high-growth, attractive market segment," said James J. O'Brien, Ashland Inc. chairman and chief executive officer. "It demonstrates our strategy to pursue acquisition opportunities in markets and technologies that are experiencing rapid change."

     Marcello Boldrini, vice president, Ashland Performance Materials, and general manager, Specialty Polymers & Adhesives (SP&A), commented: "With this transaction we strengthen our adhesive and coatings offerings to the packaging, converting and labeling markets. Northwest is a leader in ultraviolet and electron beam chemistries, and we expect to leverage these technologies throughout our business on a worldwide basis." He added, "The investment will further enhance Ashland's reputation as a first-tier provider of specialty adhesives."

     Closing of the acquisition, which is anticipated to take place before the end of 2006, is dependent upon a number of standard closing conditions, including regulatory review.

     Ashland Specialty Polymers & Adhesives, a business unit of Ashland Performance Materials, is a global leader in pressure sensitive and structural adhesives for the packaging and converting, building and construction, and transportation industries.

     Ashland Performance Materials, a division of Ashland Inc., is a worldwide manufacturer and supplier of specialty chemicals and customized services to the building and construction, packaging and converting, transportation, marine and metal casting industries. It is a technology leader in metal casting consumables and design services; unsaturated polyester and vinyl ester resins and gel coats; and high-performance adhesives and specialty resins.

                                   -more-

Ashland Inc. - Covington, Ky. - 41012-0391 - (859) 815-3333 - www.ashland.com

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ASHLAND INC. TO ACQUIRE NORTHWEST COATINGS, PG. 2

     Ashland Inc. (NYSE: ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four wholly owned divisions: Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.

                                   - 0 -

FORTUNE 500 is a trademark of Time Inc.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland's operating performance and expectations about the proposed transaction and expected benefits to Ashland's shareholders. Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. The risks, uncertainties and assumptions include the possibility that Ashland will be unable to fully realize the benefits anticipated from the transaction, the possibility that the transaction may not close, and other risks that are described from time to time in the Securities and Exchange Commission (SEC) reports of Ashland. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K, as amended, for the fiscal year ended Sept. 30, 2005, filed with the SEC and available on Ashland's Investor Relations website at www.ashland.com/investors or the SEC's website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.